                                                                   EXHIBIT 10.10

                               NETCENTIVES INC.

                               SUPPLY AGREEMENT


     This Supply Agreement (the "Agreement") is entered into between Netcentives
                                 ---------
Inc., a California corporation ("Netcentives") and Continental Airlines, Inc., a
                                 -----------
Delaware corporation ("Continental") and shall be effective for all purposes as
                       -----------
of September 5, 1997 (the "Effective Date").
                           --------------

                                   RECITALS

     WHEREAS, Netcentives has developed an Internet-based program which provides for the grant of airline frequent flier miles and other incentives to end-users (the "Netcentives Program");
      -------------------

     WHEREAS, Continental has established a travel awards program (the "OnePass
                                                                        -------
Program") pursuant to which, among other things, certain persons may receive
-------
frequent flier miles for travel on Continental and for such other reasons as are permitted by Continental;

     WHEREAS, in connection with the execution of this Agreement, Continental has joined a Rights Agreement among Netcentives and certain other parties and Netcentives has issued Continental a Warrant to purchase shares of the Non-Voting Convertible Stock of Netcentives;

     WHEREAS, Netcentives wishes to purchase Miles (as hereinafter defined) from Continental and Continental wishes to sell Miles to Netcentives pursuant to the terms of this Agreement;

     NOW THEREFORE, in consideration of the foregoing and the mutual consideration provided for herein, the parties hereto hereby agree as follows:

                                   SECTION I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1  "Account" shall mean the account of Netcentives Members who are also
           -------
OnePass Program Members in which Miles balances are maintained by Continental.

     1.2  "Confidential Information" means any information, technical data, or
           ------------------------
know-how, including, but not limited to, that which relates to research, product plans, products, services, Netcentives Members, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, hardware configuration information, marketing or finances of a party, which is designated in writing to be confidential or proprietary, or if given orally, is identified as confidential or proprietary at the time of disclosure or is obviously confidential considering the context in which such disclosure is made. Confidential Information does not include information, technical data or know-how which (i) is rightfully in the possession of the receiving party at the time of disclosure, (ii) prior to or after the time of disclosure becomes part of the public knowledge or literature other than as a result of any improper inaction or action of the receiving party hereunder, or (iii) is approved by the disclosing party in writing, for release.

     1.3  "Direct Competitor of Netcentives" means any third-party that
           --------------------------------
operates a program to reward Internet or online service activities, (a) where end-users may earn Miles at multiple web sites or multiple online service areas, or (b) where end-users may earn points which are redeemable for the incentive awards of more than one company.

     1.4  "Limited Exclusivity" means Continental agrees not to sell Miles to
           -------------------
any Direct Competitor of Netcentives as defined above. Continental and Netcentives shall have a relationship of "Limited Exclusivity" so long as (a)
                                          -------------------
this Agreement has not been terminated in accordance with its terms, and (b) Continental has not sold Miles to any Direct Competitor of Netcentives.

     1.5  "Miles" means the points accrued under the OnePass Program by OnePass
           -----
Program Members for travel on Continental or such other reasons as are permitted by Continental.

     1.6  "Netcentives Marks" means the trademarks and logos of Netcentives set
           -----------------
forth on Exhibit Al hereto.
         ----------

     1.7  "Netcentives Member" means, as of any date, an individual who is a
           ------------------
member in good standing of the Netcentives Program.

     1.8  "Supplier Marks" means the trademarks and logos of Continental set
           --------------
forth on Exhibit A2 hereto.
         ----------

     1.9  "Term" has the meaning given it in Section 5.2(a) hereof.
           ----

     1.10  "OnePass Program Member" means, as of any date, an individual who is
            ----------------------
a member in good standing of the OnePass Program.

                                  SECTION II

                               PURCHASE AND SALE

     2.1  Orders.
          ------

          (a) General.  Netcentives shall deliver orders to Continental for
              -------
Miles in such format as is detailed in Attachment A3, which orders shall designate the aggregate number of Miles to be purchased, the Account or Accounts to which such Miles are to be credited, and the number of Miles to be credited to each such Account. Continental shall credit Accounts designated by Netcentives within a reasonable time after receipt of an order from Netcentives, but in any event within fifteen (15) business days thereof. As long as this Agreement is in effect, Continental shall not reject any order of Netcentives, except in accordance with the terms of Section 3.2 hereof.

          (b) Reserve Account.  Netcentives may also order Miles for
              ---------------
undesignated accounts, which Miles shall be reserved in an Account for the benefit of Netcentives (the "Reserve Account"). Upon notice by Netcentives (in
                             ---------------
such format as is mutually agreed by the parties) of an election to credit some or all Miles retained in the Reserve Account to an Account, such Miles shall be credited to the designated Account within two (2) business days of such notice. Miles held in the Reserve Account shall be valid and shall not expire while this Agreement between Continental and Netcentives is in place, as extended by
Section 5.2(b).

          (c) Minimum Orders.  Beginning on March 5, 1998, and every six (6)
              --------------
months thereafter during the Term of this Agreement, if Netcentives and Continental have a relationship of Limited Exclusivity and if Netcentives has purchased less than an aggregate of 5,000,000 Miles during the preceding six (6) month period, Netcentives shall submit an order for that number of Miles that represents the difference between 5,000,000 and the aggregate Miles purchased by Netcentives during such six (6) month period. The Miles subject to such order may be designated by Netcentives for credit to any Account, including the Reserve Account. Netcentives shall not be obligated to purchase any quantity of Miles if Netcentives and Continental do not have a relationship of Limited Exclusivity.

     2.2  Price. If Netcentives and Continental have a relationship of Limited
          -----
Exclusivity as of the date of an order, the price per mile to be paid to Continental by Netcentives shall be $0.015 per Mile. If Netcentives and Continental do not have a relationship of Limited Exclusivity as of the date of such order, the price per mile to be paid to Continental by Netcentives shall be $0.013 per mile. The prices for Miles shall not be changed during the term of this Agreement without the prior written consent of Netcentives.

     2.3  Payment.  All payments due to Continental pursuant to an order under
          -------
this Section 2 shall become due and payable within thirty (30) days of presentation of evidence that the Miles subject to such order have been credited to the appropriate Account or Accounts. Any payments made by Netcentives to Continental hereunder shall be non-refundable.

     2.4  Mileage Usage.  Netcentives agrees to not transfer Miles to any party
          -------------
for resale. All sales not in the form of Netcentive Points to eligible consumers for redemption of Continental Miles may be awarded only with previous approval by Continental.

     2.5  Taxes.  Prices for Miles do not include taxes.  Netcentives is
          -----
responsible for any and all taxes on the sale of Miles to Netcentives pursuant to this Agreement.

                                  SECTION III

                          OBLIGATIONS OF NETCENTIVES

     3.1  Distribution to Netcentives Members.  Netcentives shall only request
          -----------------------------------
that Miles be credited to the accounts of persons in exchange for their participation in the Netcentives Program.

     3.2  Distribution to OnePass Program Members.  Netcentives shall only
          ---------------------------------------
request that Miles be credited to the Accounts of Netcentives Members whom Netcentives believes in good faith to be OnePass Program Members. To the extent that Netcentives requests that Miles be credited to a person who is not a OnePass Program Member, Continental shall not be obligated to credit such Account, provided however, that upon receiving Notice from Continental that a
         ----------------
specified account does not belong to a OnePass Program Member, Netcentives may, at its election, have such Miles credited to the Reserve Account (in which case Netcentives shall be obligated to pay Continental as if it had originally requested that such Miles be placed in the Reserve Account) or treat such Miles as if they had never been ordered (in which case Netcentives' payment obligation shall be reduced accordingly).

     3.3  No Resale Of Miles.  At no time shall Netcentives offer Miles to any
          ------------------
person for resale to a third party. If Netcentives discovers with reasonable certainty that any Netcentives Member is inappropriately redistributing Miles, Netcentives shall immediately cease requesting that Miles be credited to the Account of such Netcentives Member, and shall notify Continental of the identity of such Netcentives Member and the nature of the potential infraction.

     3.4  Maximum Number of Miles Per Year.  Netcentives agrees that it will not
          --------------------------------
allow a Netcentives Member to redeem Netcentives Points for more than 50,000 Miles during any calendar year without Continental's written permission.

                                  SECTION IV

                            PROPRIETARY INFORMATION

     4.1  Confidential Information.  Each party agrees not to use any
          ------------------------
Confidential Information disclosed to it by the other party for its own use or for any purpose other than to carry out its obligations under this Agreement. Neither party will disclose any Confidential Information of the other party to third parties or to employees of the party receiving Confidential Information, other than employees who are required to have the information in order to carry out such party's obligations under this Agreement. Each party agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other party in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information, including (without limitation) ensuring that recipients of the disclosing party's Confidential Information adhere to confidentiality terms in content substantially similar to the terms in this Agreement. Such measures shall include the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature. Each party agrees to notify the other in writing of any misuse or misappropriation of Confidential Information of the disclosing party which may come to the receiving party's attention.

     4.2  Publicity.  After the execution of this Agreement, Netcentives shall
          ---------
be permitted, at its discretion, to issue a press release which may, among other things, confirm the existence of a relationship between the parties and of the exclusive nature of such relationship, and may request that Continental issue a similar press release. Such press release shall require Continental's previous written approval, which shall not be unreasonably withheld. Any other information regarding the relationship between the parties including the other terms of this Agreement and any other agreement between the parties shall be considered Confidential Information under the definition set forth herein.

     4.3  Trademarks.
          ----------

          (a) Continental hereby grants Netcentives a limited, non-exclusive license to duplicate and use the Supplier Marks in Netcentives' promotional materials and on its Internet Web site, during the Term of this Agreement (as extended by Section 5.2(b)(iii), as appropriate), provided however, that any use
                                                  ----------------
of the Supplier Marks shall be for the purpose of promoting the Netcentives Program, shall only be used with regard to the inclusion of Miles within the Netcentives Program, and shall be used only upon previous written approval by Continental. Such approval shall not be unreasonably withheld.

          (b) Netcentives hereby grants Continental a limited, non-exclusive license to duplicate and use the Netcentives Marks in Continental's promotional materials and on its Internet Web site, during the Term of this Agreement, provided however, that any use of the Netcentives Marks shall be for the purpose
----------------
of promoting the OnePass Program or the Netcentives Program, shall only be used with regard to the inclusion of Miles within the Netcentives Program, and shall be used only upon previous written approval by Netcentives. Such approval shall not be unreasonably withheld.

          (c) Nothing herein shall be deemed to grant either party any ownership interest in the Marks of the other party.

                                   SECTION V

                   LIMITED EXCLUSIVITY; TERM AND TERMINATION

     5.1  Limited Exclusivity.
          -------------------

          (a) Relationship.  The parties hereto acknowledge that they shall have
              ------------
a relationship of Limited Exclusivity (as defined in Section 1.4) during the Term of this Agreement and that certain rights and privileges under this Agreement and other agreements between the parties are dependent on the maintenance of such a relationship. Either party may terminate the obligations of the parties under the relationship of Limited Exclusivity upon provision of ninety (90) days written notice (the "Notice") to the non-terminating party,
                                      ------
which termination shall have the effects set forth in subsection (b), below.

          (b) Effect of Termination of Limited Exclusivity.  Termination of the
              --------------------------------------------
relationship of Limited Exclusivity between Continental and Netcentives shall not affect the obligations of the parties under this Agreement except that upon the termination of the relationship of Limited Exclusivity, in addition to the loss of certain other rights as set forth in other Agreements between the parties, (i) immediately upon receipt of the Notice by Netcentives, [.....]; and
(ii) beginning ninety (90) days after receipt of the Notice by Netcentives, Continental shall be permitted to sell Miles to any third party, including a Direct Competitor of Netcentives. Any sales by Continental to a Direct Competitor of Netcentives prior to the expiration of such period shall be considered a material breach of this Agreement. Each party agrees that its obligations under Limited Exclusivity as provided herein are necessary and reasonable in order to protect Netcentives and its business, and each party expressly agrees that monetary damages would be inadequate to compensate Netcentives for any breach by Continental of its Limited Exclusivity related covenants and agreements. Accordingly, each party agrees and acknowledges that any such violation would cause irreparable injury to Netcentives and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Netcentives shall be entitled to obtain injunctive relief against any such breach or the continuation of any such breach by Continental, without the necessity of proving actual damages. Notwithstanding the above, Netcentives recognizes that third parties may obtain Miles through Continental's "Miles of Thanks" program, and that it is not always possible to determine the intended use of the Miles purchased in the "Miles of Thanks" program. Continental will use commercially reasonable efforts to prevent any Direct Competitor of Netcentives from purchasing miles through the "Miles of Thanks" program, but if, after having done so, a Direct competitor of Netcentives obtains miles, Continental will not be in breach of the Limited Exclusivity Provision of this Agreement, provided however, that if Netcentives identifies such Direct
           ----------------
Competitor of Netcentives and provides for Continental opportunity to cure by removing participation by such Direct Competitor of Netcentives, Continental will be in breach of this Agreement if it fails to: a) immediately refuse to sell additional "Miles of Thanks" Miles to said Direct Competitor of Netcentives; and b) use best efforts to prevent the use of any existing purchased "Miles of Thanks" Miles by said Direct Competitor of Netcentives.

     5.2  Term and Termination.
          --------------------

          (a)  Term and Termination.
               --------------------

               (i) The term of this Agreement shall be three (3) years from the Effective Date (the "Term"), unless terminated pursuant to this Section 5.2.
                         ----
This Agreement shall terminate upon the expiration of the Term unless renewed by the parties hereto in writing.

               (ii) If either party defaults in the performance of any material provision of this Agreement then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty
(30) days, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

               (iii) This Agreement shall terminate, without notice, (A) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, (B) upon either party's making an assignment for the benefit of creditors, (C) upon the dissolution of either party.

          (b)  Effect of Termination or Expiration.  Upon termination of this
               -----------------------------------
Agreement for any reason whatsoever: (i) Continental will credit all uncredited orders to the Accounts originally designated by Netcentives in accordance with this Agreement, provided that it has received payment; (ii) all Miles in the Reserve Account shall be credited to Accounts in the manner provided for herein and shall remain valid for the shorter of (a) one year, or (b) until the balance of Miles in the Reserve Account is zero (0); and (iii) the term of the license granted to Netcentives under section 4.3(a) shall be extended until the balance of Miles in the Reserve Account is zero (0) or all such miles have expired; Netcentives agrees not to use such license for the solicitation of new Netcentives Members.

          (c) Survival.  Continental's obligations to credit Accounts in a
              --------
timely manner and Netcentives' obligations to pay Continental all amounts due hereunder, as well as Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2, 4.3(a) (to the extent provided in Section 5.2(b) above), 4.3(c), 6.2, 6.3 and 6.7 shall survive termination and expiration of this Agreement.

                                  SECTION VI

                                 MISCELLANEOUS

     6.1  Independent Contractors.  The relationship of Netcentives and
          -----------------------
Continental established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as agents, partners, joint venturers, coowners or otherwise as participants in a joint or common undertaking.

     6.2  Indemnification.
          ---------------

          (a) Continental hereby agrees to indemnify, defend and hold harmless Netcentives and its respective directors, officers, agents and employees, from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) Continental's operation of the OnePass Program including without limitation, claims by participants in the OnePass Program of Continental's breach, violation or failure to comply with the terms of the OnePass Program and (ii) an allegation that Netcentives use of the Supplier Marks licensed hereunder infringes a copyright or trademark existing or issued as of the date of such use, provided in each case that Netcentives promptly notifies Continental in writing of any such claim, gives Continental sole control of the defense and all related settlement negotiations, and cooperates with Continental in defending or settling any such claim.

          (b) Netcentives hereby agrees to indemnify, defend and hold harmless Continental and its respective directors, officers, agents and employees, from and against any and all claims, losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorneys' fees) arising out of or relating to (i) Netcentives' operation of the Netcentives Program including without limitation, claims by participants in the Netcentives Program of Netcentives' breach, violation or failure to comply with the terms of the Netcentives Program and (ii) an allegation that Continental's use of the Netcentives Marks licensed hereunder infringes a copyright or trademark existing or issued as of the date of such use, provided in each case that Continental promptly notifies Netcentives in writing of any such claim, gives Netcentives sole control of the defense and all related settlement negotiations, and cooperates with Netcentives in defending or settling any such claim.

     6.3  Notices.  All notices and demands hereunder shall be in writing and
          -------
shall be delivered by personal service or by telex, facsimile, cable, telegram, certified or registered mail, or return receipt express courier to the address of the receiving party set forth on the signature page of this Agreement, or to any other address of the receiving party designated by written notice in accordance with this paragraph.

     6.4  Waiver, Amendment and Modification.  No waiver, amendment or
          ----------------------------------
modification of any provision hereof shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No failure by either party to exercise and no delay by either party in exercising any right, power or remedy with respect to the obligations secured hereby shall operate as a subsequent waiver of any such right, power or remedy.

     6.5  Assignment.  Each of the parties agrees that its rights and
          ----------
obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party, provided
                                                                 --------
however, that such consent shall not be required for an assignment of this
-------
contract pursuant to a merger, sale of substantially all of the assets, or sale of all of the outstanding stock of either party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     6.6  Severability.  In the event that any of the provisions of this
          ------------
Agreement shall be held by a court of competent jurisdiction to be unenforceable, such provision will be enforced to the maximum extent permissible and the remaining portions of this Agreement shall remain in full force and effect. The parties agree to negotiate in good faith a substitute, valid and enforceable provision that most nearly effects the parties' intent and to be bound by the mutually agreed substitute provision.

     6.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without reference to conflict of laws provisions thereof.

     6.8  Force Majeure.  Neither party shall be responsible for any failure to
          -------------
perform (except for payment obligations) due to unforeseen circumstances or to causes beyond its control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation facilities, fuel, energy, labor or materials. A party whose performance is affected by a force majeure condition shall be excused from such performance to the extent required by the force majeure condition so long as such party takes all reasonable steps to avoid or remove such causes of nonperformance and immediately continues performance whenever and to the extent such causes are removed.

     6.9  Entire Agreement; Amendment.  This Agreement together with the Rights
          ---------------------------
Agreement among Continental, Netcentives and certain other parties and the Warrant to Purchase Non-Voting Convertible Stock of even date herewith, constitute the final and entire Agreement between the parties and may not be modified or amended except in writing signed by both of the parties.

     6.10 Headings.  The headings and captions used in this Agreement are for
          --------
convenience of reference only, and shall not in any way affect the interpretation of the provisions of this Agreement.

     6.11 Counterparts.  This Agreement may be executed in counterparts, each
          ------------
of which shall be deemed an original and all of which together shall constitute one instrument.

                          [SIGNATURE PAGE TO FOLLOW]

     The parties have executed this Supply Agreement as of the date set forth below.


NETCENTIVES INC.
                                      ADDRESS:
                                      2121 S. El Camino Real, Suite 615
                                      San Mateo, CA  94403
/s/ Eric W. Tilenius                  Facsimile:  (415) 572-5205
----------------------------------
Eric W. Tilenius
Chairman



CONTINENTAL AIRLINES, INC.
                                      ADDRESS:
                                      2929 Allen Parkway, Suite 1231
                                      Houston, TX  77219
                                      Facsimile:  (713) 834-2828
/s/ Richard H. Metzner
----------------------------------
Richard H. Metzner
Vice President, Marketing Programs


                     [SIGNATURE PAGE TO SUPPLY AGREEMENT]

                       DESIGN GUIDELINES AND LOGO SHEET


           [THIS PAGE CONTAINS ARTWORK FOR CONTINENTAL ONEPASS LOGO]

                       PROCEDURES FOR TRANSFERRING FILES
          BETWEEN THE MAIN FRAME AND A PERSONAL COMPUTER USING RLINK


 .       Install the RLINK software onto the PC where the file transfer will take place. RLINK can found on the Internet at http://www.renex.com. From
                                                   --------------------
        the home page border buttons, select software. Once on the software page, select the pre-production version of RLINK for Windows from the drop-down box and commence the download.

 .       Using the RLINK product, dial into EDSNET (800-321-7208).

 .       At the number-of-sessions prompt, enter 1.

 .       At the terminal emulation prompt, enter "RLINK4".

 .       At the WELCOME screen, enter "EDSNET".

 .       At the Security screen, enter your assigned logon-id (HZRNYZ) and password (trltNG1).

        Note: The initial password is set up to expire the first time you log on in order to force a password change. The password must then be changed at least every 30 days. It has a length of 8, and must contain 6 characters and 2 numbers, in any order.

 .       There should be one application id on the next panel. Select it by number to logon to TSO.

 .       In TSO, you will be prompted for your logon ID and password. This will be the same as your network logon-id and password, so enter these same parameters when prompted.

 .       You should now be at the READY prompt.

 .       You are now ready to transfer files between the mainframe and the PC.
        You will select TRANSFER from the RLINK menu, choose IND$FILE and TSO line format as the environment. Select the mainframe and PC file names.

        To upload files from the PC to the mainframe, make sure that you are using the append, ASCII and CRLF options, and then execute send. The file name you will be uploading to is "PT1CO.TBKDR.NETCENT.DEPOSIT".

 .       Once the file is transferred, toggle to the mainframe session and back out of TSO to the READY prompt (press PF3 a few times to get there), and type LOGOFF. Please make sure to disconnect by exiting RLINK or selecting the HANGUP icon.

If you encounter problems with the transfer, please contact Karen Howard, 713/834-2725. She will route you to the appropriate person to handle the call.


[EDS LOGO]

                          [OnePass Activity Deposits]
---------------------------------------------------------------------------

Netcentives deposits will need to be provided as a file in the following format on either a weekly, semi-monthly, or monthly basis as determined by volume.

--------------------------------------------------------------------------------
Field    Position    Format     Length   Description
--------------------------------------------------------------------------------
1            1        char        1      Deposit record type, always "2"
--------------------------------------------------------------------------------
2           2-9       char        8      OnePass member account number
--------------------------------------------------------------------------------
3          10-15      char        6      Batch ID, a constant "NET" plus DDD,
                                         where DDD is the julian date
--------------------------------------------------------------------------------
4          16-29      char       14      Ticket field descriptor, fill with
                                         membership number if applicable - if
                                         multiple deposits are sent for the same
                                         account and same date, this field must
                                         be made unique for each deposit for
                                         that account.
--------------------------------------------------------------------------------
5          30-35      char        6      Origin and Destination (bonus code),
                                         the constant "NETCNT" Bonus code can
                                         verify for specific promotional offers.
--------------------------------------------------------------------------------
6          36-37      char        2      Partner code, the constant "OP"
--------------------------------------------------------------------------------
7          38-39      char        2      Filler, always blank
--------------------------------------------------------------------------------
8          40-43      num         4      Filler, always 0000
--------------------------------------------------------------------------------
9          44-49      num         6      Billing date (Process Date) YYMMDD
--------------------------------------------------------------------------------
10         50-69      char       20      Member's last name
--------------------------------------------------------------------------------
11         70-135     char       66      Filler, always blank
--------------------------------------------------------------------------------
12          136       char        1      Source indicator, always "P"
--------------------------------------------------------------------------------
13        137-167     char       31      Filler, always blank
--------------------------------------------------------------------------------
14        168-173     num         6      Base mileage amount, ALWAYS ZERO FILL
                                         (right justify)
--------------------------------------------------------------------------------
15        174-179     num         6      Bonus mileage amount, fill with mileage
                                         amount (right justify)
--------------------------------------------------------------------------------
16        180-250     char       71      Filler, always blank
--------------------------------------------------------------------------------

The technical information for files sent to OnePass is as follows:
        .       Logical record length - 250
        .       Block size - 23,250
        .       Format - EBCDIC
        .       Label format - Standard (for cartridges, tapes)

OnePass can accept 3490 cartridges, or can provide dial-in download access to the OnePass system through the use of RLINK. If dial-in access is used, EDS will provide the partner with a copy of the RLINK software.

                                  EXHIBIT A1

                           TRADEMARKS OF CONTINENTAL

                               NETCENTIVES INC.
                       2121 S. El Camino Real, Suite 615
                              San Mateo, CA 94403

                              September 29, 1997


Continental Airlines, Inc.
2929 Allen Parkway, Suite 1231
Houston,TX  77219

Attention:  Colleen McCauley

Dear Ms. McCauley:

     This letter agreement (the "Amendment") is entered into between the parties as of September 25, 1997 (the "Effective Date") for the purpose of amending the Supply Agreement dated September 5, 1997 between Netcentives Inc. ("Netcentives") and Continental Airlines, Inc. ("Continental"). When used herein, capitalized terms will have the same meaning as in the Supply Agreement.

     1. Netcentives agrees to purchase, and Continental agrees to sell 5,000,000 Miles at $0.015 per mile, for a total payment of $75,000. Following receipt of payment from Netcentives, such Miles shall be held, pursuant to
Section 2.1(b) of the Supply Agreement, in the Reserve Account for the benefit of Netcentives.

     2. Continental agrees that the Miles purchased under this Amendment shall be credited towards Netcentives' minimum order obligation set forth in Section 2.1(c) of the Supply Agreement.

     3. Continental shall promptly provide an invoice to Netcentives for the Miles purchased under this Amendment. Payment shall be due upon receipt of such invoice.

     4. Absent a breach of the Supply Agreement by Continental, Netcentives shall not be entitled to a refund for Miles that are purchased under this Amendment, but not used by Netcentives.

     5. The parties shall execute the Tax Indemnification Agreement in the form set forth in the Attachment hereto.

     6. Continental agrees to promptly notify Netcentives of any taxes claimed due pursuant to Section 2.5 of the Supply Agreement, and Continental shall remit, subject to Netcentives' payment of same, any such taxes to the appropriate government authority.

Continential Airlines, Inc.
September 29, 1997
Page 2

     7. Except as set forth in this Amendment, the Supply Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein, and each provision of the Supply Agreement shall continue in full force and effect.

     If the foregoing accurately reflects your understanding, please have this Amendment executed on behalf of Continental by a duly authorized officer and return it to me as soon as possible.



                                 Best regards,
                                 NETCENTIVES INC.

                                 By:  /s/ Eric W. Tilenius
                                      -----------------------------
                                      Eric Tilenius
                                      Chairman and Executive Vice President



AGREED AND ACCEPTED AS OF
THE DATE FIRST SET FORTH ABOVE:

CONTINENTAL AIRLINES, INC.


By:  /s/ Richard H. Metzner
     ------------------------------------------


Title:    Vice President Marketing Programs
          -------------------------------------